EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149200) and Form S-3 (No. 333-159678) of Targa Resources Partners LP of our report dated July 24, 2009 relating to the combined financial statements of the Downstream Assets of Targa Resources, Inc., which is incorporated by reference in the Current Report on Form 8-K of Targa Resources Partners LP dated September 24, 2009.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
September 24, 2009